As filed with the Securities and Exchange Commission on January 16, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVERYDAY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0036062
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor New York, NY	10014
(Address of principal executive office)	(Zip Code)

2014 Equity incentive Plan 2014 Employee Stock Purchase Plan
(Full title of the plans)

Benjamin Wolin
Chief Executive Officer
345 Hudson Street, 16th Floor
New York, NY 10014
(646) 728-9500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Babak Yaghmaie Darren DeStefano Cooley LLP 1114 Avenue of the Americas New York, NY 10036-7798 (202) 479-6000	Alan Shapiro Executive Vice President & General Counsel Everyday Health, Inc. 345 Hudson Street, 16th Floor New York, NY 10014 (646) 728-9500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share

- Reserved for future issuance under the 2014 Equity Incentive Plan	1,259,567(2)	$14.19(3)	$17,866,957.90	$2,076.14
- Reserved for future issuance under the 2014 Employee Stock Purchase Plan	314,891(4)	$14.19(3)	$4,466,728.84	$519.03
TOTAL	1,574,458	N/A	$22,333,686.73	$2,595.17

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2014 Equity Incentive Plan resulting from the automatic annual increase on January 1 of each year from January 1, 2015 through January 1, 2024 by the lesser of (a) 4% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year and (b) a number of shares determined by the Registrant’s board of directors.

(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on January 14, 2015.

(4)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan resulting from the automatic annual increase on January 1 of each calendar year from January 1, 2015 through January 1, 2024 by the least of (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year, (b) 400,000 shares and (c) a number shares determined by the Registrant’s board of directors that is less than (a) and (b).

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Everyday Health, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register:

(i)	1,259,567 additional shares of common stock under the Registrant’s 2014 Equity Incentive Plan, pursuant to the provisions of the 2014 Equity Incentive Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2014 Equity Incentive Plan on January 1, 2015; and

(ii)	314,891 additional shares of common stock under the Registrant’s 2014 Employee Stock Purchase Plan, pursuant to the provisions of the Registrant’s 2014 Employee Stock Purchase Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2014 Employee Stock Purchase Plan on January 1, 2015.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on April 3, 2014 (Registration No. 333-195029). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Form of Common Stock Certificate of the Registrant.

4.2(4)	2003 Stock Option Plan, as amended, and related documents.

4.3(5)	2014 Equity Incentive Plan and related documents.

4.4(6)	2014 Employee Stock Purchase Plan.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibits 10.1, 10.1.1 and 10.1.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 16, 2015.

Everyday Health, Inc.

By:	/s/ Benjamin Wolin
Benjamin Wolin
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin Wolin, Brian Cooper and Alan Shapiro, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin Wolin	Chief Executive Officer and Director	January 16, 2015
(Benjamin Wolin)	(Principal Executive Officer)

/s/ Brian Cooper	Executive Vice President, Chief Financial Officer	January 16, 2015
(Brian Cooper)	(Principal Financial and Accounting Officer)

Director
(Dana L. Evan)

/s/ David Golden	Director	January 16, 2015
(David Golden)

/s/ Habib Kairouz	Director	January 16, 2015
(Habib Kairouz)

/s/ Douglas McCormick	Director	January 16, 2015
(Douglas McCormick)

/s/ Myrtle Potter	Director	January 16, 2015
(Myrtle Potter)

/s/ Sharon Wienbar	Director	January 16, 2015
(Sharon Wienbar)

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Form of Common Stock Certificate of the Registrant.

4.2(4)	2003 Stock Option Plan, as amended, and related documents.

4.3(5)	2014 Equity Incentive Plan and related documents.

4.4(6)	2014 Employee Stock Purchase Plan.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibits 10.1, 10.1.1 and 10.1.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), originally filed with the Commission on February 24, 2014, as amended, and incorporated herein by reference.